UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2014

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
3(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 532-6114

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE

REPORT

Section 5—Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) On April 29, 2014, Orrstown Financial Services, Inc. (the “Company”) held its annual meeting of shareholders.

(b) The following is a record of the vote on each matter presented at the annual meeting.

(1) Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Jeffrey W. Coy	5,297,934	513,534	898,756
Eric A. Segal	5,091,097	575,178	898,756
Joel R. Zullinger	5,447,880	363,588	898,756

(2) Approval of the amended and restated Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Vote
5,327,074	382,547	102,009	898,757

(3) Approval of the non-binding advisory vote regarding the compensation paid to our named executive officers

For	Against	Abstain	Broker Non-Vote
4,989,318	661,567	160,754	898,756

(4) Ratification of appointment of the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
5,549,082	185,083	77,465

There were no broker non-votes on the ratification of auditors.

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On April 29, 2014, Orrstown Financial Services, Inc. held its 2014 annual meeting of shareholders (the “Annual Meeting”). A copy of the presentation given at the Annual Meeting is being furnished herewith as Exhibit 99 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99	Presentation—Annual Shareholder Meeting, dated April 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: April 30, 2014	By:	/s/ David P. Boyle
David P. Boyle
Executive Vice President & Chief Financial Officer
(Duly Authorized Representative)